POWER OF ATTORNEY

      The undersigned officers and directors of FRANKLIN TAX-EXEMPT MONEY FUND (the "Registrant") hereby appoint MARK H. PLAFKER, HARMON E. BURNS, DEBORAH R. GATZEK, KAREN L. SKIDMORE AND LEIANN NUZUM (with full power to each of them to act alone) his attorney in-fact and agent, in all capacities, to execute, deliver and file in the names of the undersigned, any and all instruments that said attorneys and agents may deem necessary or advisable to enable the Registrant to comply with or register any security issued by the Registrant under the Securities Act of 1933, as amended, and/or the Investment Company Act of 1940, as amended, and the rules, regulations and interpretations thereunder, including, but not limited to, any registration statement, including any and all pre- and post-effective amendments thereto, any other document to be filed with the U.S. Securities and Exchange Commission and any and all documents required to be filed with respect thereto with any other regulatory authority. Each of the undersigned grants to each of said attorneys, full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he could do if personally present, thereby ratifying all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

      This Power of Attorney may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which shall be deemed to be a single document.

      The undersigned officers and directors hereby execute this Power of Attorney as of the 14th day of September, 1999.


/S/ RUPERT H. JOHNSON, JR.                   /S/ FRANK H. ABBOTT, III
Rupert H. Johnson, Jr.                       Frank H. Abbott, III,
Principal Executive Officer and Director     Director

/S/ HARRIS J. ASHTON                         /S/ S. JOSEPH FORTUNATO
Harris J. Ashton,                            S. Joseph Fortunato,
Director                                     Director

/S/ CHARLES B. JOHNSON                       /S/ FRANK W.T. LAHAYE
Charles B. Johnson,                          Frank W.T. LaHaye,
Director                                     Director

/S/GORDON MACKLIN                            /S/ MARTIN L. FLANAGAN
Gordon S. Macklin,                           Martin L. Flanagan,
Director,                                    Principal Financial Officer

/S/ DIOMEDES LOO-TAM
Diomedes Loo-Tam,
Principal Accounting Officer